UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2016

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

James M. Barkley, General Counsel and Secretary of Simon Property Group, Inc. (the “Company”), will retire from his current role with the Company effective January 1, 2017.  Steven E. Fivel, currently Assistant General Counsel and Assistant Secretary of the Company, will assume the role of the Company’s General Counsel and Secretary effective January 1, 2017.  Mr. Barkley will continue to be of counsel reporting directly to David Simon, the Company’s Chairman and CEO.

Mr. Fivel rejoined the Company in March 2011 as Assistant General Counsel and Assistant Secretary and has been with the Company for a combined 14 years.  From February 1988 until December 1996, Mr. Fivel served the Company in various legal capacities including real estate development, joint ventures, shopping center finance and corporate transactions. From January 1997 through February 2011, Mr. Fivel served as Executive Vice President, General Counsel and Secretary of BrightPoint, Inc., a global leader in providing end-to-end supply chain solutions to the wireless industry. Mr. Fivel is a graduate of the Kelley School of Business at Indiana University and earned his J.D. from The John Marshall Law School.

Alexander Snyder has been named Assistant General Counsel and Assistant Secretary of the Company.  Mr. Snyder joined the Company’s legal group in May 2016 as Senior Deputy General Counsel.  Prior to joining the Company, Mr. Snyder served as Executive Vice President, General Counsel and Corporate Secretary for Beechcraft Corporation as well as Chief Counsel Mergers and Acquisitions for Koch Industries, Inc.  Prior to his role as in-house counsel, Mr. Snyder spent ten years in private practice, where he focused on mergers and acquisitions and corporate governance.  Mr. Snyder is a graduate of Harvard College and earned his J.D. from Columbia University School of Law.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements:

None

(d)  Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 18, 2016

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief Accounting Officer